NUMBER
NGSX282

SHARES

NEUROGESX

INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

NEUROGESX, INC.

CUSIP 641252 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

NEUROGESX, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SECRETARY AND CHIEF FINANCIAL OFFICER

NEUROGESX, INC.
INCORPORATED
SEAL
JANUARY 9, 2007
DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
Transfer Agent
And Registrar
By:
Authorized Signature